                                                Robert Weicker

                                                3000 Walton Avenue

                                                Coquitlam BC, Canada

                                                 V3B 6V6

June 12, 2007

Elan Development, Inc.

5316-141 Street

Edmonton, Alberta

Canada

T6H 4A2

Re: Consent

I Robert Weicker do hereby give my consent to use excerpts from the report titled

“Report on the Copper Belle Property” and to use my name as an expert under the heading

“Interests of Named Experts and Council” and throughout and in the registration statement of

Elan Development, Inc.

Yours truly,

/s/ Robert Weicker

Robert Weicker